UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): April 27, 2017

Camber Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-32508 (Commission File Number)	20-2660243 (I.R.S. Employer Identification No.)

450 Gears Road, Suite 860 Houston, Texas (Address of principal executive offices)	77067 (Zip Code)

(713) 528-1881
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01     Entry into Material Definitive Agreement.

On April 27, 2017, Camber Energy, Inc. (the “Company”) announced that it had entered into a service agreement (the “Service Agreement”), effective on May 1, 2017, with Enerjex Resources (“Enerjex”) to outsource the management of its back-office functions for a fixed monthly fee. Under the terms of the Service Agreement, Enerjex will be responsible for performing all back-office services for the Company, including all data entry and bookkeeping, financial reporting, management reporting, reserve reporting, SEC compliance, audits, filings, and any other services required to maintain the Company’s good standing with all local, state, and federal laws. Enerjex will not be responsible for any field operations, including drilling, operating or maintaining any wells or leases, of the Company under the terms of the Service Agreement. Enerjex will receive a fee of $150,000 per month for services rendered, plus any pre-approved out-of-pocket travel expenses. The monthly fee may be reduced to the extent the Company retains employees to perform certain of the functions contemplated to be performed by Enerjex.

The foregoing description of the Service Agreement is not complete and is qualified in its entirety by reference to the full text of the Service Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated into this Item 1.01 by reference.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 26, 2017, Kenneth R. Sanders, the Company’s Chief Operating Officer, left the Company, effective immediately, based on a mutual decision with the Company’s board of directors.

Item 8.01     Other Events.

On April 27, 2017, the Company issued a press release announcing its entry into the Service Agreement and its intent to restructure its back-office functions in order to significantly improve its capital structure and lower overall costs. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01      Financial Statements and Exhibits.

Exhibits

*10.1     Service Agreement, dated as of April 27, 2017 and effective May 1, 2017, by and between Camber Energy, Inc. and Enerjex Resources.

*99.1     Press release issued on April 27, 2017 by Camber Energy, Inc.

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Camber Energy, Inc.

Dated: May 1, 2017	/s/ Anthony C. Schnur
Anthony C. Schnur
Chief Executive Officer

Exhibit Index

*10.1     Service Agreement, dated as of April 27, 2017, by and between Camber Energy, Inc. and Enerjex Resources.

*99.1     Press release issued on April 27, 2017 by Camber Energy, Inc.

* Filed herewith.